PROSPECTUS Dated                                Pricing Supplement No. 65
November 9, 2001                                Effective August 11, 2003



                   U.S. $7,000,000,000          Rule 424 (b)(3)
                                            Registration Statement
                FORD MOTOR CREDIT COMPANY       No. 333-92595

             VARIABLE DENOMINATION FLOATING
                   RATE DEMAND NOTES


             - - - - - - - - - - - - - - -


                Interest Rate Per Annum
                - - - - - - - - - - - -


Period      Tier One Notes    Tier Two Notes    Tier Three Notes
Beginning   Under $15,000     $15,000-$49,999   $50,000 and over
----------  --------------     ---------------   ----------------
08/11/2003      2.50%               2.65%             2.80%